SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

Bally Total Fitness Holding Corporation
(Name of Registrant as Specified In Its Charter)

Pardus European Special Opportunities Master Fund L.P., Pardus Capital Management L.P.,
Pardus Capital Management LLC, Karim Samii, Joseph R. Thornton, Charles J. Burdick, Barry
R. Elson and Don R. Kornstein
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: ________________________________

2)	Aggregate number of securities to which transaction applies: ________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______

4)	Proposed maximum aggregate value of transaction: ______________________________________

5)	Total fee paid: ___________________________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: __________________________________________________________

2)	Form, Schedule or Registration Statement No.: _________________________________________

3)	Filing Party: ____________________________________________________________________

4)	Date Filed: _____________________________________________________________________

                On January 12, 2006 Pardus European Special Opportunities Master Fund L.P., a limited partnership formed under the laws of the Cayman Islands (the “Fund”), Pardus Capital Management L.P., a Delaware limited partnership (“PCM”), Pardus Capital Management LLC, a Delaware limited liability company (“PCM LLC”) and Mr. Karim Samii, the sole member of PCM LLC, filed Amendment Number 14 (the “Amendment”) to the Schedule 13D (as amended, the “Schedule 13D”) originally filed by PCM with the Securities and Exchange Commission on September 6, 2005. The Amendment amends the previously filed Item 4 disclosure in the Schedule 13D by adding the following:

                “On January 9, 2006, the Company filed an answer and counterclaim in Delaware Chancery Court against Liberation Investments, L.P., Liberation Investments, Ltd., Emanuel Pearlman (together, “Liberation”), Pardus European Special Opportunities Master Fund, L.P., Pardus Capital Management L.P., Pardus Capital Management LLC, Don R. Kornstein, Karim Samii and Joseph Thornton (together, “Pardus”) concerning the validity of the Company’s Stockholder Rights Plan and seeking a declaration by the court as to whether Pardus and Liberation have undisclosed agreements, arrangements or understandings with respect to their stock in the Company which might result in the Company’s Stockholder Rights Plan being triggered and such persons becoming “interested stockholders” under Delaware Section 203. On January 12, 2006, the Fund filed a letter addressed to all Company stockholders with the Securities and Exchange Commission, responding to the Company’s decision to include Pardus in its litigation with Liberation, and urging stockholders to support Pardus’ positions at the upcoming annual meeting of stockholders scheduled for January 26, 2006. A copy of the letter has been attached hereto as Exhibit 15.

                Except as otherwise described in this Item 4 of this Schedule 13D, as amended, the acquisition of the Shares by the Fund is for investment purposes on behalf of the Fund.”

                On January 9, 2006, Bally Total Fitness Holding Corporation (the “Company”) filed an answer and counterclaim in Delaware Chancery Court against Liberation Investments, L.P., Liberation Investments, Ltd., Emanuel Pearlman (together, “Liberation”), Pardus European Special Opportunities Master Fund, L.P., Pardus Capital Management L.P., Pardus Capital Management LLC, Don R. Kornstein, Karim Samii and Joseph Thornton (together, “Pardus”) concerning the validity of the Company’s Stockholder Rights Plan and seeking a declaration by the court as to whether Pardus and Liberation have undisclosed agreements, arrangements or understandings with respect to their stock in the Company which might result in the Company’s Stockholder Rights Plan being triggered and such persons becoming “interested stockholders” under Delaware Section 203. On January 12, 2006, the Fund filed a letter addressed to all Company stockholders with the Securities and Exchange Commission, responding to the Company’s decision to include Pardus in its litigation with Liberation, and urging stockholders to support Pardus’ positions at the upcoming annual meeting of stockholders scheduled for January 26, 2006. A copy of the letter has been attached hereto as Exhibit 1.

                The Fund is the beneficial owner of 5,500,000 shares of the common stock, par value $0.01 per share (the “Shares”), of the Company, including 1000 shares of common stock owned of record in the name of the Fund and 1000 shares of common stock owned of record in the name Pardus Capital A/C Pardus European Special Opportunities Master Fund L.P. PCM serves as the investment manager of the Fund and possesses sole power to vote and direct the disposition of all Shares held by the Fund. PCM LLC, as the general partner of PCM, and Mr. Karim Samii, as the sole member of PCM LLC, may be deemed to be the beneficial owners of all the Shares held by the Fund; however, PCM LLC and Mr. Karim Samii disclaim beneficial ownership of all the Shares held by the Fund. Mr. Joseph R. Thornton, a portfolio manager of PCM, may also earn fees and incentive allocations on account of the Fund’s investment in the Shares. Charles J. Burdick, Barry R. Elson and Don R. Kornstein do not beneficially own any securities of the Company and do not have any personal ownership interest, direct or indirect, in any securities of the Company. Mr. Burdick currently serves on the PCM Advisory Board which advises

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PCM and its affiliates from time to time with respect to investment strategies, assessing business viability, sourcing transactions and valuing potential investments. The PCM Advisory Board members do not have any oversight responsibility or discretion over the investments made by or on behalf of PCM and its affiliates and the PCM Advisory Board members do not (except to the extent publicly disclosed by the Fund) have any knowledge of the investments held by PCM and its affiliates from time to time. Mr. Burdick does not receive and is not entitled to any compensation or remuneration for serving on the PCM Advisory Board from the Fund or any of its affiliates. The PCM Advisory Board members have the ability to invest up to an aggregate of $10,000,000 in the Fund and certain of its affiliates. Mr. Burdick does not have any investment interest in the Fund or any of its affiliates.

                The persons filing this Schedule 14A are PCM, the Fund, PCM LLC and Messrs. Samii, Thornton, Burdick, Elson and Kornstein (collectively, the “Reporting Persons”). Based on information provided by the Company, as of December 20, 2005 there were 38,285,905 shares of the Company’s common stock issued and outstanding. Thus, the Fund and PCM are deemed to beneficially own, and PCM LLC and Mr. Karim Samii may be deemed to beneficially own, 5,500,000 Shares, or approximately 14.4% of the shares of the Company’s issued and outstanding common stock.

SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 2005 AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY THE REPORTING PERSONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF THE COMPANY AND ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN THIS SCHEDULE 14A AND THE SCHEDULE 13D FILED BY PCM WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 6, 2005, AS AMENDED BY AMENDMENT NO. 1, DATED SEPTEMBER 6, 2005, AMENDMENT NO. 2, DATED SEPTEMBER 6, 2005, AMENDMENT NO. 3, DATED SEPTEMBER 8, 2005, AMENDMENT NO. 4, DATED SEPTEMBER 15, 2005, AMENDMENT NO. 5, DATED SEPTEMBER 23, 2005, AMENDMENT NO. 6, DATED OCTOBER 6, 2005, AMENDMENT NO. 7, DATED OCTOBER 17, 2005, AMENDMENT NO. 8, DATED OCTOBER 24, 2005, AMENDMENT NO. 9, DATED NOVEMBER 17, 2005, AMENDMENT NO. 10, DATED NOVEMBER 23, 2005, AMENDMENT NO. 11, DATED DECEMBER 8, 2005, AMENDMENT NO. 12, DATED DECEMBER 29, 2005, AMENDMENT NO. 13, DATED JANUARY 10, 2006, AND AMENDMENT NO. 14, DATED JANUARY 12, 2006 FILED BY THE FUND, PCM, PCM LLC AND MR. SAMII (AS AMENDED, THE “SCHEDULE 13D”), WITH RESPECT TO BALLY TOTAL FITNESS HOLDING CORPORATION. THE SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

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